UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2014

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On June 26, 2014, Liberty Media Corporation (the “Corporation” or “we”) delivered to its executive officers and directors (collectively, the “Covered Persons”) a notice under Rule 104 of Regulation BTR, pursuant to which the Corporation has imposed a “blackout” period in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 (“SOX”) and the Securities and Exchange Commission regulations.

Because a blackout period has been imposed under the Liberty Media 401(k) Savings Plan (the “Plan”) beginning on Friday, July 18, 2014 at 4:00 p.m., EDT, and ending on or about Monday, July 28, 2014, we are imposing a SOX blackout period beginning on Friday, July 18, 2014 at 4:00 p.m., EDT, and ending on or about Monday, July 28, 2014.  We will advise the Covered Persons when the SOX blackout period ends, if earlier or later than the specified date and time.  The blackout period under the Plan is needed in connection with the distribution of the Corporation’s Series C common stock pursuant to a dividend on shares of the Corporation’s Series A common stock (held by the Plan) and Series B common stock.

While the SOX blackout period is in effect, the Covered Persons (and their immediate family members who share their residence) should not, directly or indirectly, engage in any purchase, sale, transfer, acquisition, or disposition of any equity securities of the Corporation, including common stock and options.  There are limited exclusions and exemptions from this rule.  Further, the above prohibition is in addition to other restrictions on trading activity that the Corporation imposes on its executive officers and directors, including under the Corporation’s insider trading policy and the administrative blackout related to the Corporation’s online incentive award platform that will be in effect at such time.

The Corporation received notice of the Plan blackout required by the Employee Retirement Income Security Act of 1974 on June 20, 2014, and provided the SOX blackout notice to the Covered Persons prior to the fifth business day thereafter.

If the Covered Persons have any questions pertaining to the notice or the SOX blackout period, they were directed to contact Pam Coe in the Legal Department of the Corporation by telephone at 720-875-5400 or by mail at 12300 Liberty Boulevard, Englewood, CO 80112.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2014

LIBERTY MEDIA CORPORATION

By:	/s/ Pamela L. Coe
	Name:	Pamela L. Coe
	Title:	Vice President